SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                       March 31, 2000

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000








Item 5.  Other Events

Registrant (or Xerox or the company) today announced details of a worldwide restructuring program designed to enhance shareholder value and strengthen the company's competitive position in the digital marketplace. The program, first announced by Xerox President and CEO Rick Thoman in December, touches virtually every area of the business.

The actions enable the company to align its cost structure with the unique requirements of its two core business models, General Markets and Industry Solutions. Through General Markets Operations (GMO) Xerox sells printers, copiers, and multifunction devices through indirect channels to home, small and medium-sized offices. The Industry Solutions Operations (ISO) business focuses on delivering high-value document solutions to larger customers through the Xerox worldwide direct sales force.

Under the program, Xerox will take a pre-tax charge of approximately $625 million in the first quarter. This charge includes severance costs related to the elimination of 5,200 positions through a combination of voluntary programs and layoffs. None of the reductions will reduce sales coverage or affect direct research and development. The charge also includes $175 million related to facility closings and other asset write-offs such as scrapping certain inventory.

The restructuring savings, net of implementation costs, are expected to be approximately $95 million in 2000 and an incremental $300 million in 2001. These savings will not be reinvested; however, they provide some opportunity for accelerating the pace of growth in the inkjet business.

"We must focus on the challenges and opportunities in creating shareholder value in today's digital economy. While these are difficult actions for our people, Xerox can no longer operate business as usual and expect to win," said Thoman. "We're intensifying our drive to become a faster, leaner and more flexible enterprise - able to respond swiftly and efficiently to customers' needs with breakthrough technology and exceptional service. This program is aimed at eliminating activities not associated with core business functions and strengthening the areas that fuel Xerox' growth."

The employment cuts are wide-ranging, impacting all levels, business groups and geographic regions of the corporation. Actual implementation will vary depending on the individual needs of the business groups, union agreements, government policies and local leadership.

"Over the past two years, we have made progress in improving productivity and reducing general and administrative expenses," Thoman added. "But we need to go further. With the initiatives announced today, we will. Although we expect recent currency movement will offset most of the savings this year, this positions us for mid to high teens earnings growth in 2001."

The productivity initiatives that will be implemented over the next 12 months include:

-- Sharpening the company's focus on cost, quality and delivery in manufacturing by reducing the production infrastructure and moving certain product lines to regions where they are in the greatest customer demand.

-- Driving greater efficiency in logistics and supply chain operations through the consolidation of distribution centers and warehouses, reducing costs and improving inventory turns.

-- Enhancing customer service delivery by deploying technology and executing process changes to reduce costs.

-- Implementing an average 10 percent reduction in the number of middle and upper managers across the various Xerox businesses in the United States, with similar reductions in other geographic areas.

-- Eliminating redundancies in support functions by moving to a shared service model for marketing, human resources and finance.

-- Outsourcing work in areas not related to the company's core business operations and where there is economic advantage.

-- Accelerating the integration of business functions in General Markets Operations to achieve benchmark expenses and processes for indirect sales channels.

-- Implementing a wide-ranging series of initiatives across Developing Markets Operations (DMO) geographies to improve productivity and cost levels.

-- Leveraging Web-based technology to simplify and streamline processes across internal business operations, and extending to vendor and customer relationships.

 "By making strategic investments, leveraging Xerox technology, simplifying business processes and attacking the cost base, we are dedicated to building our business faster and enhancing our competitive position," said Thoman. "We will continue to lead the digital office transition and push aggressively in three strategic fast-growth areas -- production publishing solutions, document outsourcing, and the exploding small office/home office market."

 In the past six months, Xerox has made major moves in these areas including the acquisition of Tektronix' color printing division, the launch of a $2 billion alliance with Sharp and Fuji Xerox to develop and manufacture inkjet products for small and home offices, and the introduction of next-generation DocuTech and DocuColor production publishing systems.


--------------------------------------------------------------------------

Forward-Looking Statements

From time to time Registrant and its representatives may provide information, whether orally or in writing, including certain statements in this Form 8-K, which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to the Company are based on the beliefs of management as well as assumptions made by and information currently available to management.

The words "anticipate," "believe," "estimate," "expect," "intend," "will," and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act we are making investors aware that such "forward-looking" statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the "forward-looking" statements. Such factors include but are not limited to the following:

Competition - the Registrant operates in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. There are a number of companies worldwide with significant financial resources which compete with the Registrant to provide document processing products and services in each of the markets served by the Registrant, some of whom operate on a global basis. The Registrant's success in its future performance is largely dependent upon its ability to compete successfully in its currently-served markets and to expand into additional market segments.

Transition to Digital - presently black and white light-lens copiers represent approximately 30% of the Registrant's revenues. This segment of the general office market is mature with anticipated declining industry revenues as the market transitions to digital technology. Some of the Registrant's new digital products replace or compete with the Registrant's current light-lens equipment. Changes in the mix of products from light-lens to digital, and the pace of that change as well as competitive developments could cause actual results to vary from those expected.

Pricing - the Registrant's ability to succeed is dependent upon its ability to obtain adequate pricing for its products and services which provide a reasonable return to shareholders. Depending on competitive market factors, future prices the Registrant can obtain for its products and services may vary from historical levels. In addition, pricing actions to offset currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition.

Financing Business - a significant portion of the Registrant's profits arise from the financing of its customers' purchases of the Registrant's equipment. On average, 75 to 80 percent of equipment sales are financed through the Registrant. The Registrant's ability to provide such financing at competitive rates and realize profitable spreads is highly dependent upon its own costs of borrowing which, in turn, depend upon its credit ratings. The Registrant's present credit ratings permit ready access to the credit markets. There is no assurance that these credit ratings can be maintained and/or ready access to the credit markets can be assured. In December 1999, Moody's Investors Service, Inc. announced that the long and short term credit ratings of the Company and its financially supported subsidiaries are under review for possible downgrade, Standard & Poor's announced a negative outlook for the Company's and Xerox Credit Corporation's ratings and Fitch IBCA, Inc. placed the Company's and its subsidiaries' debt ratings on "RatingAlert-Negative". A downgrade or lowering in such ratings could reduce the profitability of such financing business and/or make the Registrant's financing less attractive to customers thus reducing the volume of financing business done.

Productivity - the Registrant's ability to sustain and improve its profit margins is largely dependent on its ability to maintain an efficient, cost-effective operation. Productivity improvements through process reengineering, design efficiency and supplier cost improvements are required to offset labor cost inflation and potential materials cost changes and competitive price pressures.

International Operations - the Registrant derives approximately half its revenue from operations outside of the United States. In addition, the Registrant manufactures many of its products and/or their components outside the United States. The Registrant's future revenue, cost and profit results could be affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political conditions, trade protection measures, licensing requirements and local tax issues.

New Products/Research and Development - the process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. The Registrant must then make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide anticipated returns from these investments.

Restructuring - the Registrant's ability to ultimately reduce pre-tax annual expenditures by approximately $1 billion is dependent upon its ability to successfully implement the 1998 restructuring program including the elimination of 9,000 net jobs worldwide, the closing and consolidation of facilities, and the successful implementation of process and systems changes. Furthermore, the Registrant's ability to realize additional cost savings and productivity improvements above those identified in the 1998 restructuring program are dependant on successful identification and implementation of initiatives for the 2000 restructuring program, which was announced on March 31, 2000.

Revenue Growth - the Registrant's ability to attain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of its equipment sales worldwide. The ability to achieve equipment sales growth is subject to the successful implementation of our initiatives to provide industry-oriented global solutions for major customers and expansion of our distribution channels in the face of global competition and pricing pressures. Our inability to attain a consistent trend of revenue growth could materially affect the trend of our actual results.

-----------------------------------------------------------------------------

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: March 31, 2000